UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2018

Potbelly Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36104

Delaware	36-4466837
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 N. Canal Street, Suite 850

Chicago, Illinois 60606

(Address of principal executive offices, including zip code)

(312) 951-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Potbelly Corporation (the “Company”) appointed Thomas J. Fitzgerald, age 58, as Senior Vice President and Chief Financial Officer, with Mr. Fitzgerald’s employment to commence December 3, 2018.

Mr. Fitzgerald previously served on the Board of Directors for Charming Charlie, Inc., a fashion and accessories retailer, from March 2017 through March 2018 and was employed as their President and Chief Financial Officer from 2015 through 2017, and as their Chief Administrative Officer and Chief Financial Officer from 2013 through 2015. Prior to joining Charming Charlie, Mr. Fitzgerald was Chief Administrative Officer for Sears Canada, Inc. Mr. Fitzgerald holds an M.B.A. from Indiana University School of Business and a B.S.B.A. from the University of Florida, Gainesville.

Pursuant to the terms of his employment agreement (“Executive Employment Agreement”), made and entered into on November 15, 2018 and effective as of December 3, 2018, Mr. Fitzgerald will be paid an annual base salary of $425,000. Mr. Fitzgerald’s Executive Employment Agreement also provides, among other things, that: (i) he is eligible to receive a discretionary bonus at a target rate of 60% of his base salary based on the attainment of mutually agreed upon performance goals; (ii) he is eligible for annual equity grants as determined by the Compensation Committee of the Company’s Board of Directors; (iii) the Company shall reimburse all reasonable business expenses incurred by Mr. Fitzgerald in performing services to the Company; and (iv) severance and change of control benefits contingent upon Mr. Fitzgerald agreeing to a general release of claims in favor of the Company following termination of employment shall be available. Mr. Fitzgerald will also be eligible to participate in all customary employee benefit plans or programs of the Company generally made available to the Company’s senior executive officers. Mr. Fitzgerald has agreed to observe the Company’s standard confidentiality and non-compete agreement. Mr. Fitzgerald’s employment is at-will and may be terminated at any time for any reason.

The foregoing description of the Executive Employment Agreement is not complete and is qualified in its entirety by reference to the Executive Employment Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 in its entirety by reference.

In connection with the commencement of his Executive Employment Agreement, Mr. Fitzgerald will be granted equity with an aggregate value of $700,000 and comprised of 50% non-qualified stock options and 50% restricted stock units. The non-qualified stock options shall vest in equal installments on each anniversary of the grant date over a period of four years. The restricted stock units shall vest in equal installments on each anniversary of the grant date over a period of three years. The equity awards will be granted under the Amended and Restated Potbelly Corporation 2013 Long-Term Incentive Plan, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 12, 2018.

There are no family relationships between Mr. Fitzgerald and any director or executive officer of the Company (or person nominated or chosen to become a director or executive officer of the Company), and Mr. Fitzgerald has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On December 3, 2018, the Company issued a press release announcing the appointment of Thomas J. Fitzgerald as Senior Vice President and Chief Financial Officer of the Company, as noted in Item 5.02 above. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement dated November 15, 2018, effective December 3, 2018, between Potbelly Corporation and Thomas J. Fitzgerald.

99.1	Potbelly Corporation Press Release dated December 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2018	Potbelly Corporation

	By:	/s/ Matthew Revord
	Name:	Matthew Revord
	Title:	Chief Legal Officer

3